Exhibit 99.1 Investor Presentation Fourth Quarter 2020 1

Forward-Looking Statements and Disclaimer Cautionary Note Regarding Forward-Looking Statements The following information is current as of October 21, 2020 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the “Company”) announcing its financial results for the quarter ended September 30, 2020, the Form 10-Q for the quarter ended September 30, 2020 filed with the Securities and Exchange Commission (“SEC”) on October 21, 2020, and subsequent reports filed with the SEC. This Presentation contains “forward-looking” statements and information based on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company’s Board of Directors, and based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the Company’s 2020 guidance; the Company’s three-year horizon outlook; the Company’s expectation and ability to execute loan sales and share repurchases; the Company’s projections for originations, earnings, and balance sheet position; and any estimates related to accounting standard changes. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2019 (filed with the SEC on Feb. 28, 2020) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company’s allowance for loan losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company’s (or any subsidiary's) exposure to third parties, including counterparties to the Company’s (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations. The Company reports financial results on a GAAP basis and also provides certain non-GAAP “Core Earnings” performance measures. The difference between the Company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-fair value gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in “Core Earnings” results. The Company provides “Core Earnings” measures because this is one of several measures management uses when making management decisions regarding the Company’s performance and the allocation of corporate resources. The Company’s “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations –’Core Earnings’” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 for a further discussion and the “’Core Earnings’ to GAAP Reconciliation” table in this Presentation for a complete reconciliation between GAAP net income and “Core Earnings”. 2

Sallie Mae is an Outstanding Franchise

Sallie Mae is the market-leading brand for private education loans driven by brand recognition, rigorous underwriting methodology and industry-leading customer service.

- Top ranked and highly recognized brand
- Industry leading and award-winning technologies
- J D Power certification of customer service[1]
- Well funded with sufficient liquidity, capital, and loan loss reserves

- **2,400+** actively managed university relationships across the U.S.
- Largest salesforce in the industry
- Appears on **98%** of preferred lender lists

52%	21%	6%	87%	746	1.2%
Market share of private education loan originations[2]	Return on Equity*	Annual Private Education Loan Originations Growth*	Annual Cosigner Rate*	Average FICO at Approval*	Annual Net Charge-offs*

* Full year 2019 Metrics

3

Proven Resiliency During the COVID-19 Pandemic Credit Return to School3 And Originations4,23 • Forbearance as a % of loans in repayment and • For the 2020/2021 Academic Year, 27% on campus, forbearance has been reduced from the mid-teen 15% remote, and 58% hybrid programs to be utilized. peak in Q2 2020 to 4.3% on Sept. 30, 2020 (vs 3.6% at the end of Q3 2019). • Full-year 2020 originations expected to be $5.3 billion, 6% lower YOY, driven by COVID-19 impact. • As of 9/30/20, 97% of the customers who initially received COVID-19 related disaster forbearance are • Expect opportunity from competitor’s decision to no longer in disaster forbearance status. scale back participation in industry. • Average loan size increased, driven by lower state • Added $129 million to the reserve for unfunded 3 commitments through the provision in Q3 2020. This subsidies and family contributions. was offset by $98 million in improvements from the Moody’s economic forecasts and a $68 million improvement due to an update to the CPR used in our CECL model. The Sallie Mae business model resilience has been Operating Performance and Balance Sheet proven while navigating the • Strong credit and reserve performance coupled with the sale of the Personal Loan portfolio led to solid earnings challenges from COVID-19 of $0.45 per diluted share in Q3 2020. • Sallie Mae Bank remains well capitalized with 13.9% Total risk-based capital ratio and CET1 ratio of 12.7%. • Raised $500 million in unsecured debt in October 2020. 4

Higher Education Value Proposition Remains Attractive5 Expanding Addressable Market Other • Private Education Loans represent 2-3% $17 Federal of the overall spend in higher education Loans annually. $93 Grants • Total spend on higher education grows 2- $136 Private 3% annually, primarily due to increases in Education cost of attendance. Loans $12 $458B Higher Education Becoming More Prevalent Annually • 58% of students graduated with student loans in AY 2017-2018.24 • Of the 58% of bachelor’s degree recipients Family that graduated with student loans, the Contribution average debt amount was $29,000.24 $200 Academic Year 2018 / 2019 5

High Quality Private Education Loan Portfolio Customer FICO at Original Approval6 Smart Option Payment Type <700 Interest 23% 780+ 28% Only 21% Deferred 48% 700 - 740 27% 740 - 780 22% Fixed Pay 31% Weighted Average FICO: 743 Smart Option Loans: $20.5 billion Portfolio by Originations Vintage23 Portfolio Interest Rate Type Pre 2012 2012 1% 2% 2020 2013 12% 2014 4% 7% 2015 2019 10% 21% Variable Fixed 54% 2016 46% 12% 2017 2018 14% 15% Weighted Average Age of Loan: ~3.2 years As of 9/30/20 6

Conservative Funding Optimizes Net Interest Margin Secured Debt 18% Retail MMDA & CD 24% Brokered $12.1b Retail $11.0b As of 9/30/20 Secured Debt $4.8b Retail H.S.A. Brokered & 529 Variable 15% 34% Brokered Fixed 9% As of 9/30/20 7

Simple But Powerful Investment Thesis Attractive • Consistent earnings expansion is driven by top line growth and efficiency Earnings Profile • Sallie Mae is the leader in the private education loan market that is growing 6+% a year • Well-proven and disciplined underwriting model leveraging data and experience through Manageable the last recession Risk • Despite headlines on student lending and federal student loan performance, we are well equipped to manage the perceived political risk to our business Disciplined Capital • Core loan product generates very attractive ROEs Allocation • Utilizing a hybrid hold/sell model to create capital that can be used to buy back undervalued stock 8

Clear Strategy to Ensure Appropriate Valuation Maximize the Optimize the value Maintain a rigorous Change the profitability and of our brand and and predictable narrative around growth of our core our attractive client capital allocation private student business base and return program lending to address to create real and perceived shareholder value political risk 9

Maximize the Profitability and Growth of the Core Business Maximize Revenue Manage Unit Costs Drive penetration at all schools Strong fixed cost discipline Increase market share by fully meeting Efficiency effectiveness across all areas student funding needs We focus on top-line Enhanced risk-adjusted pricing and Improved third-party vendor growth and efficiency underwriting cost management opportunities to create value Improved marketing, digital, and data capabilities 10

Optimize the Value of the Brand and Attractive Client Base % 2M 91 We know our customers’ finances, Borrowers and Customers complete payment patterns and indebtedness cosigners their program We have the relationships and knowledge to assist our customers with their next Graduates who benefit from the investment7 step: post-graduation plans, jobs, future $52,600 31% ~698 financial needs Own a Self-reported Average annual FICO score We are there for our customers during and compensation home after their important transition to adulthood What We Do Build products and Ensure products and Prioritize Look for services that services are partnerships and opportunities to leverage our consistent with our other capital optimize ROI customer affiliation core mission and efficient avenues of drive customer value growth 11

Maintain Rigorous Capital Allocation and Return Program Invest in High ROE Growth Share Repurchase • Continue to focus on high-quality Private • Completed 2019 share repurchase Education Loan originations, including program in Q1 2020 deeper penetration of graduate school • $3.1B in Private Education Loan sales market completed in Q1 2020, which enabled • Offer credit cards to high-quality return of excess capital to shareholders customer base • In Q1 2020, entered into ASR • Build other sources of revenue in capital agreement for $525 million in common and expense efficient way stock • Expect to continue the general share Embracing a Hybrid repurchase strategy going forward4 Hold / Sell Loan Model Quarterly Common We allocate capital with Stock Dividend discipline • Expect to sell assets to optimize growth in required capital • Paid $0.03 quarterly common stock • The expected result is a balance dividend on 9/15/2020 sheet that will remain flat despite loan sales • Expect to continue to pay dividend, subject to Board approval8 12

Changing the Narrative In the current environment, there have been three main areas of focus from third parties that include free college, debt forgiveness and bankruptcy reform. We expect our business to perform well even under leading reform proposals.4 Free College Debt Forgiveness • Benefits of subsidizing college tuition for Forgiving all federal student loans those who would otherwise not be able will cost $1.5 trillion, likely too high a to attend cost for the policy to succeed. A need-based approach may be more • Promotes social equity, equality of responsible and achievable. opportunity and economic mobility • State-wide programs exist in 19 states, Bankruptcy Reform and 18 additional states have county, municipal or school specific free college Sallie Mae has long been supportive of programs prospectively allowing the discharge of student loan debt in bankruptcy, provided • In the first year of the New York program, there is a period of post-graduation our originations in the SUNY system payments, to prevent incentivizing declined 3% and have grown every year bankruptcy simply to avoid student loan since then repayments after graduation. 13

Executing This Strategy Supports Our Investment Thesis Enhances our Attractive Maximize the Optimize the value Earnings Profile profitability and of our brand and growth of our core our attractive client business base Reduces Real and Perceived Risk We have a proven Maintain a rigorous Change the business model and and predictable narrative around Increases ROI and capital allocation private student continue to deliver long- and return program lending to address Return of Capital to create real and perceived term value for our shareholder value political risk customers, shareholders and communities 14

Diverse Student Loan Portfolio Driving Increased Shareholder Value


Medical
Health Professions
Dental
General Studies
MBA
Undergraduate
Law
Parent

- Total Net Private Education Loan Portfolio of $21.0B at 9/30/20
- Products designed to meet the needs of all students
- Developing unique and innovative products to diversify portfolio

	Undergraduate	Graduate	Parent
RATE TYPE	Variable & Fixed	Variable & Fixed	Variable & Fixed
INTEREST RATE RANGES	Variable: LIBOR + 1.250% - LIBOR + 11.875% Fixed: 4.500% - 13.375%	Variable: LIBOR + 2.250% - LIBOR + 11.875% Fixed: 5.000% - 12.500%	Variable: LIBOR + 3.500% - LIBOR + 12.875% Fixed: 5.750% - 13.875%
REPAYMENT OPTION	Deferred, Interest Only & Fixed Repayment	Deferred, Interest Only & Fixed Repayment	Interest Only, Full P&I
REPAYMENT TERM	5-15 years	20 years for Medical and Dental 15 years for Remaining Disciplines	10 years
GRACE PERIOD	6 months	6-36 months	None
INTERNSHIP / RESIDENCY DEFERMENT	Up to 60 months	Up to 48 months	None
FEATURES	ACH discount | FICO Score | Cosigner Release | GRP | Study Starter | Student Death & Disability Release	ACH discount | FICO Score | Cosigner Release | GRP | Student Death & Disability Release	ACH discount | FICO Score | Study Starter | Student Death & Disability Release

15

Sallie Mae is an ESG Company Providing Financial Education Serving our Customers & Assistance • Financing assistance to 1.2 million families since 2014 to provide access to • Free Scholarship Search tool with 5 million scholarships worth more than postsecondary education and opportunities for success $25 billion • Policies help to ensure that 98% of customers are effectively managing their • 20,000 students earned at least 1 scholarship via our search tool last year payments and received $61 million • $785,000 in Sallie Mae Bridging the Dream Scholarships awarded since • Recognized by J.D. Power for providing “An Outstanding Customer Service 2016, with $192,000 of that directly raised by employees Experience” for phone support1 Committed to an Ethical & Diverse Workplace Building Strong Communities • Board of Directors composition is 33% women, including the Board Chair, • Giving back through employee volunteer work and community investments earning the Winning “W” Company designation from Women on Boards • Donated $1 million in 2020 to food banks to support local communities • Committed to best-in-class governance practices affected by COVID-19 • Marketplace Ethics Award from the Better Business Bureau • Committing $4.5 million over three years to promote diversity in higher education and advance social justice • Listing among America’s Best Midsize Employers by Forbes • Partnership between The Sallie Mae Fund and Thurgood Marshall College Fund to help minority students and underserved communities access higher education and complete their post-secondary education program Committed to operating with integrity and engaging with stakeholders on key topics 16

ABS Supplement

Sallie Mae’s Smart Option Loan Product Overview The Smart Option loan product was introduced by Sallie Mae in 2009 • Smart Option payment option may not be The Smart Option loan changed after selected at origination program consists of: • Fixed-rate loans or variable-rate loans indexed to LIBOR Smart Option • Consumer credit underwriting, with minimum Require full interest payments during in- Interest Only loans FICO, custom credit score model and school, grace, and deferment periods judgmental underwriting • Marketed primarily through the school channel Smart Option Require $25 fixed payments during in-school, and also directly to consumers, with all loans Fixed Pay loans grace, and deferment periods certified by and disbursed directly to schools • Private education loans are typically non- Smart Option Do not require payments during in-school and dischargeable in bankruptcy, unless a borrower Deferred loans grace periods can prove that repayment of the loan would impose an "undue hardship” 18

Sallie Mae Bank ABS Summary 9 10 10 10 10 19

Sallie Mae Bank ABS Structures SMB 2020-B SMB 2020-A SMB 2019-B SIZE $707.0MM $636.0MM $657.0MM PRICING DATE August 4, 2020 February 4, 2020 June 4, 2019 Smart Option Smart Option Smart Option COLLATERAL Private Education Loans Private Education Loans Private Education Loans SERVICER Sallie Mae Bank Sallie Mae Bank Sallie Mae Bank OVERCOLLATERALIZATION (14)11 8% 8% 8% PRICING 8% 8% 8% PREPAYMENT SPEED (15)12 TRANCHE STRUCTURE AT ISSUANCE Amt Amt Amt Class ($mm) Mdy's WAL Pricing Class ($mm) Mdy's WAL Pricing Class ($mm) Mdy's WAL Pricing A-1A 600.00 Aaa 3.71 IntS +110 A-1 219.00 Aaa 0.98 1mL +30 A-1 201.00 Aaa 0.99 1mL +35 A-1B 54.00 Aaa 3.71 1mL +110 A-2A 320.00 Aaa 5.38 IntS +80 A-2A 304.00 Aaa 5.43 IntS +95 B 53.00 Aa1 9.42 IntS +230 A-2B 50.00 Aaa 5.38 1mL +83 A-2B 102.00 Aaa 5.43 1mL +100 B 47.00 Aa1 9.64 IntS +147 B 50.00 Aa1 9.88 IntS +150 WA BORROWER INTEREST 8.68% 9.45% 10.00% RATE WA FICO AT ORIGINATION(13) 743 744 745 % LOANS WITH COSIGNER 92% 93% 93% VARIABLE RATE LOANS 52% 58% 63% 20

Appendix

Accelerated Share Repurchase (“ASR”) Agreement Sallie Mae entered into a $525 million Accelerated Share Repurchase Agreement in March 2020 • Under this agreement, Sallie Mae receives shares at the beginning and the end of the agreement, optimizing the accretive impact of the agreement. • The counterparty will repurchase shares daily to cover the shares it borrowed and delivered at the beginning of the agreement and the additional purchases necessary to complete the agreement. Due to daily volume constraints and the size of this ASR agreement, this process may not be complete until late 2020 or the first quarter of 2021. • Ultimately, Sallie Mae will repurchase the number of shares based on the Volume Weighted Average Price (VWAP) of the shares purchased by the counterparty. Sallie Mae received 44.9 million shares on March 11, 2020. Because this was late in the quarter, average shares in Q1 2020 were down 12 million shares. Shares delivered at the end of the ASR agreement will be determined by this formula: Total Shares Repurchased - Initial Shares Delivered = Ending Shares Delivered ($525,000,000 / VWAP of Agreement) – 44,900,000 shares = Ending Shares Delivered $8.00 ASR Agreement VWAP Example: $525,000,000/ $8.00 VWAP = 65,625,000 shares 65,625,000 total shares – 44,900,000 initial shares = 20,725,000 Ending Shares Delivered 22

Commitments vs Disbursements 2019 Actuals Commitments vs Disbursements 52% 38% 40% 22% 13% 14% 13% 9% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Commitments Disbursements Provision for New Loans Additional Provision Impacts Unfunded Commitments • Directly impacted by the timing of • New Loans, DCF accretion, loan • Remain a liability for accounting Commitments and not sales, model updates and purposes Disbursements overlays • Once the loan commitment is funded, that liability will transfer to the Allowance 23

CECL Update13 Adopted on January 1, 2020. • The company’s first-quarter 2020 financial results reflect a transition adjustment that increased the allowance for loan losses by $1.1 billion, increased the liability representing its off-balance sheet exposure for unfunded commitments by $116 million and increased the deferred tax asset by $306 million, resulting in a cumulative effect adjustment that reduced retained earnings by $953 million. • The Private Education Loan allowance for losses as a percentage of ending total Private Education Loan balance immediately after the adoption of CECL was 7.0 percent. The regulatory capital impact of our transition adjustments recorded on Jan. 1, 2020 from the adoption of CECL will be deferred for two years. • The company elected the option to delay for two years, and then phase in over the following three years, the effects on our regulatory capital of CECL relative to the incurred loss methodology. • In addition, from January 1, 2020 through the end of the two-year deferral period, 25 percent of the ongoing impact of CECL on our allowance for loan losses, retained earnings and average total consolidated assets, each as reported for regulatory capital purposes, will be added to the deferred transition amounts (“adjusted transition amounts”) and deferred for the two-year period. At the conclusion of the two-year period (i.e., Jan. 1, 2022), the adjusted transition amounts will be phased in for regulatory capital purposes at a rate of 25 percent per year, with the phased-in amounts included in regulatory capital at the beginning of each year. 24

Quarterly Financial Highlights[14]

Income Statement ($ Millions)	3Q 2020	2Q 2020	3Q 2019
Total interest income	$482	$485	$590
Total interest expense	118	136	185
Net Interest Income	365	349	405
Less: provisions for credit losses	(4)	352	99
Total non-interest income	10	29	17
Total non-interest expenses	152	142	154
Income tax expense (benefit)	55	(31)	41
Net income (loss)	171	(85)	128
Preferred stock dividends	2	3	4
Net income (loss) attributable to common stock	169	(88)	124
"Core Earnings" adjustments GAAP[15]	10	6	(2)
Non-GAAP "Core Earnings" net income (loss) attributable to common stock[15]	179	(82)	122
Ending Balances ($ Millions)			
Private Education Loans, net	$20,956	$19,793	$22,856
FFELP Loans, net	743	752	799
Personal Loans, net	-	609	1,062
Credit Cards, net	11	10	-
Deposits	$23,110	$23,592	$22,629
Brokered	12,138	12,749	12,542
Retail and other	10,972	10,843	10,086

Key Performance Metrics	3Q 2020	2Q 2020	3Q 2019
Net Interest Margin	4.79%	4.55%	5.55%
Yield—Total Interest-earning assets	6.34%	6.33%	8.09%
Private Education Loans	8.24%	8.33%	9.30%
Personal Loans	12.86%	12.54%	12.16%
Cost of Funds	1.66%	1.91%	2.75%
Return on Assets ("ROA")[16]	2.2%	(1.1)%	1.7%
Non-GAAP "Core Earnings" ROA[17]	2.4%	(1.0)%	1.7%
Return on Common Equity ("ROCE")[18]	40.9%	(21.0)%	18.0%
Non-GAAP "Core Earnings" ROCE[19]	43.0%	(19.5)%	17.7%
Per Common Share			
GAAP diluted earnings (loss) per common share	$0.45	$(0.23)	$0.29
Non-GAAP "Core Earnings" diluted earnings (loss) per common share[15]	$0.47	$(0.22)	$0.29
Average common and common equivalent shares outstanding (millions)	378	375	427

25

Sallie Mae vs Federal Student Loans 21 20 26

“Core Earnings” to GAAP Reconciliation Quarters Ended Sept. 30, 2020 June 30, 2020 Sept. 30, 2019 Dollars in thousands, except per share amounts “Core Earnings” adjustments to GAAP: GAAP net income (loss) $171,028 ($85,211) $128,458 Preferred stock dividends $2,058 $2,478 $4,153 GAAP net income (loss) attributable to $168,970 ($87,689) $124,305 SLM Corporation common stock Adjustments: Net impact of derivative accounting(15) $12,848 $7,853 ($2,843) Net tax expense (benefit)(22) $3,136 $1,918 ($695) Total “Core Earnings” adjustments to $9,712 $5,935 ($2,148) GAAP “Core Earnings” (loss) attributable to $178, 682 ($81,754) $122,157 SLM Corporation common stock GAAP diluted earnings (loss) per $0.45 ($0.23) $0.29 common share Derivative adjustments, net of tax $0.02 $0.01 - “Core Earnings” diluted earnings (loss) $0.47 ($0.22) $0.29 per common share 27

Footnotes 1. J.D. Power 2019 Certified Customer Service Program recognition is based on successful completion of an evaluation and exceeding a customer satisfaction benchmark through a survey of recent servicing interactions. For more information, visit www.jdpower.com/ccc. 2. Source: MeasureOne CBA Report as of March 2020. 3. Based on internal Company statistics. 4. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements. 5. Source: Total post-secondary education spending is estimated by Sallie Mae determining the full-time equivalents for both graduates and undergraduates and multiplying by the estimated total per person cost of attendance for each school type. In doing so, we utilize information from the U.S. Department of Education, National Center for Education Statistics, Projections of Education Statistics to 2027 (NCES 2019, February 2019), The Integrated Postsecondary Education Data System (IPEDS), College Board -Trends in Student Aid 2016. © 2016 The College Board, www.collegeboard.org, College Board -Trends in Student Aid 2019. © 2019 The College Board, www.collegeboard.org, College Board -Trends in Student Pricing 2019. © 2019 The College Board, www.collegeboard.org, National Student Clearinghouse - Term Enrollment Estimates, and Company analysis. 2019 Private Education Loan market assumptions use The College Board- Trends in Student Aid 2016 © 2016 trends and College Board-Trends in Student Aid 2019 © 2019 data. Other sources for these data points also exist publicly and may vary from our computed estimates. NCES, IPEDS, and College Board restate their data annually, which may cause previous reports to vary. We have also recalculated figures in our Company analysis to standardize all costs of attendance to dollars not adjusted for inflation. This has a minimal impact on historically-stated numbers. 6. Represents the higher credit score of the cosigner or the borrower. 7. Source: Sallie Mae sponsored research among repayment borrowers under age 35; December 2018 and March 2019; all data except the % who completed their program is based on borrowers who have earned at least a Bachelor's degree. 8. The Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future will be subject to the determination by, and discretion of, the Company’s Board of Directors, and any determination by the Board will be based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties. 9. Smart Option loans considered in ‘P&I Repayment’ only if borrowers are subject to full principal and interest payments on the loan. 10. Represents the higher credit score of the cosigner or the borrower. Note: Pool characteristics as of the Statistical Cutoff Date for the respective transaction. 11. Overcollateralization for Class A & B bonds. 12. Estimated based on a variety of assumptions concerning loan repayment behavior. Actual prepayment rate may vary significantly from estimates. 13. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements. 14. The difference between “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See page 27 for a reconciliation of GAAP and “Core Earnings”. 15. Derivative Accounting: we provide “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the Company’s derivatives are effective economic hedges, and, as such, they are a critical element of the Company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly tilted measures reported by other companies. 16. We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator. 17. We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) “Core Earnings” net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator. 18. We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 19. We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) “Core Earnings” net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 20. Private education loans are typically non-dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan imposes an "undue hardship”. 21. Source: U.S. Department of Education, Office of Federal Student Aid, https://studentaid.ed.gov/sa/types/loans. 22. “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held. 23. Originations represent loans that were funded or acquired during the period presented. 24. Source: Trends in Student Aid,© 2019 The College Board, www.collegeboard.org, U.S. Department of Education 2019. 28